UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2015

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 13, 2015, Ecosphere Technologies, Inc. (the “Company”) received payment of a $450,000 licensing fee under the Company’s exclusive licensing agreement with US H20, Inc. (“US H20”), bringing total licensing fees paid to the Company to date by US H20 to $500,000. Under the terms of the licensing agreement, US H20 has exclusive rights to use and market the Company’s patented Ozonix® water treatment technology in the United States for landfill leachate and marine port and terminal fields of use. In addition to the $500,000 licensing fee, the Company is entitled to royalty payments equal to 5% of US H20’s Ozonix®-related gross revenues.

The landfill leachate field of use allows for application of the Ozonix® technology to municipal solid waste landfills in the United States. According to the U.S. Environmental Protection Agency, there are approximately 1,900 active municipal solid waste landfills in the United States, and in 2012, approximately 251 million tons of municipal solid waste was generated in the United States.

The marine port and terminal field of use allows the deployment of the Ozonix® technology to commercial ports within the United States, which, according to the U.S. Coast Guard, encompasses 360 commercial ports that provide approximately 3,200 cargo and passenger handling facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: February 25, 2015